RCI Reports 1Q24 Results; X Spaces Call at 4:30 PM ET Today
HOUSTON—February 8, 2024—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2024 first quarter ended December 31, 2023. The company also filed its Form 10-Q today.

Summary Financials (in millions except EPS)	1Q24	1Q23
Total revenues	$73.9	$70.0
EPS	$0.77	$1.11
Non-GAAP EPS[1]	$0.87	$1.19
Net cash from operating activities	$13.6	$14.9
Free cash flow[1]	$12.7	$13.0
Net income attributable to RCIHH common stockholders	$7.2	$10.2
Adjusted EBITDA[1]	$17.5	$20.5
Weighted average shares used in computing EPS – basic and diluted	9.37	9.23
1 See “Non-GAAP Financial Measures” below
CEO Comment
Eric Langan, President and CEO, said: “Net cash from operating activities and free cash flow held up well, declining only 8% and 3%, respectively, despite previously reported macro uncertainty that negatively affected same-store sales.”
“Nightclubs performed generally in line with expectations. Bombshells did not perform as well. We are in the process of making major structural management changes to the Bombshells team and are considering any and all options to improve performance, including potentially seeking an operational partner or selling the business."
“Separately, we continued to make progress with our growth plans based on opening new casinos, clubs and restaurants; acquiring more clubs; and buying back shares when appropriate. To add to our war chest, we are in the process of completing an approximately $20 million cash-out bank loan, using an estimated $30 million of unencumbered real estate.”
Conference Call at 4:30 PM ET Today
•X Spaces: https://x.com/i/spaces/1ypKdknPlaqxW (to ask questions during Q&A, you need to use a mobile phone)
•Live, listen-only participant phone: Toll Free 888-506-0062, International 973-528-0011, Passcode: 156390
•Live, listen-only webcast, slides, and replay: https://www.webcaster4.com/Webcast/Page/2209/49818
1Q24 Results (Comparisons are to the year-ago period unless indicated otherwise)
•Nightclubs segment: Revenues were $61.0 million compared to $56.3 million. The $4.7 million increase primarily reflected the benefit of newly acquired and remodeled clubs, which more than offset the decline in same-store sales.2 By revenue type, alcoholic beverages increased 18.7% and food, merchandise and other increased 11.3%, while service declined 1.6%. The differing growth rates primarily reflected a higher alcohol and lower service sales mix from the newly acquired Baby Dolls-Chicas Locas clubs. Operating income was $20.4 million (33.4% of revenues) compared to $22.7 million (40.4% of revenues). On a Non-GAAP basis, operating income was $21.0 million (34.3% of revenues) compared to $22.8 million (40.4% of revenues). The margin decline primarily reflected lower service revenues, wage inflation, and an increase in the Texas patron tax to $10 from $5.
•Bombshells segment: Revenues were $12.7 million compared to $13.4 million. The $700 thousand decline primarily reflected lower same-store sales, partially offset by increases from FY23 acquisitions not in same-store sales and the opening of a new location.2 Operating income was $86 thousand (0.7% of revenues) compared to $1.8 million (13.8% of revenues). On a Non-GAAP basis, operating income was $149 thousand (1.2% of revenues) compared to $1.8 million (13.8% of revenues). The decline in profitability primarily reflected lower same-store sales.

•Corporate segment: Expenses totaled $7.1 million (9.6% of total revenues) compared to $7.5 million (10.7% of total revenues). On a non-GAAP basis, expenses totaled $6.6 million (9.0% of total revenues) compared to $6.6 million (9.4% of total revenues).
•Interest expense was 5.7% of revenues compared to 5.3%. The increase reflected higher average debt mostly from seller-financed promissory notes related to FY23 acquisitions.
•Effective tax rate was 19.9% and 22.8%. The rate is affected by state taxes, permanent differences, and tax credits, including the FICA tip credit.
•Weighted average shares outstanding increased 1.5% year over year due to shares used in the 2Q23 Baby Dolls-Chicas Locas acquisition, partially offset by subsequent share buybacks.
•Share repurchases totaled 37,954 common shares for $2.1 million or an average of $54.59 per share, with $14.6 million in remaining stock repurchase authorization at 12/31/23.
•Debt was $234.1 million at 12/31/23 compared to $239.8 million at 9/30/23. The reduction reflected scheduled paydowns.
2 See our January 9, 2024 news release on 1Q24 sales for more details
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
•Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, and (d) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
•Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) stock-based compensation, and (e) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 19.9% and 22.7% effective tax rate of the pre-tax non-GAAP income before taxes for the three months ended December 31, 2023 and 2022, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
•Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
•We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.

Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2023, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended
	December 31, 2023		December 31, 2022
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$33,316	45.1%	$29,650	42.4%
Sales of food and merchandise	10,802	14.6%	10,347	14.8%
Service revenues	25,119	34.0%	25,563	36.5%
Other	4,670	6.3%	4,408	6.3%
Total revenues	73,907	100.0%	69,968	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	6,281	18.9%	5,374	18.1%
Food and merchandise sold	4,038	37.4%	3,586	34.7%
Service and other	40	0.1%	49	0.2%
Total cost of goods sold (exclusive of items shown below)	10,359	14.0%	9,009	12.9%
Salaries and wages	21,332	28.9%	18,676	26.7%
Selling, general and administrative	25,201	34.1%	22,732	32.5%
Depreciation and amortization	3,853	5.2%	3,307	4.7%
Other charges, net	(3)	—%	(654)	(0.9)%
Total operating expenses	60,742	82.2%	53,070	75.8%
Income from operations	13,165	17.8%	16,898	24.2%
Other income (expenses)
Interest expense	(4,216)	(5.7)%	(3,687)	(5.3)%
Interest income	94	0.1%	91	0.1%
Income before income taxes	9,043	12.2%	13,302	19.0%
Income tax expense	1,799	2.4%	3,031	4.3%
Net income	7,244	9.8%	10,271	14.7%
Net income attributable to noncontrolling interests	(18)	—%	(33)	—%
Net income attributable to RCIHH common shareholders	$7,226	9.8%	$10,238	14.6%

Earnings per share
Basic and diluted	$0.77		$1.11

Weighted average shares used in computing earnings per share
Basic and diluted	9,367,151		9,230,258

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended
	December 31, 2023	December 31, 2022
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$7,226	$10,238
Income tax expense	1,799	3,031
Interest expense, net	4,122	3,596
Gain on sale of businesses and assets	(3)	(590)
Depreciation and amortization	3,853	3,307
Gain on insurance	—	(64)
Stock-based compensation	470	941
Adjusted EBITDA	$17,467	$20,459

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$7,226	$10,238
Amortization of intangibles	659	695
Gain on sale of businesses and assets	(3)	(590)
Gain on insurance	—	(64)
Stock-based compensation	470	941
Net income tax effect	(220)	(200)
Non-GAAP net income	$8,132	$11,020

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,367,151	9,230,258
GAAP diluted earnings per share	$0.77	$1.11
Amortization of intangibles	0.07	0.08
Gain on sale of businesses and assets	0.00	(0.06)
Gain on insurance	0.00	(0.01)
Stock-based compensation	0.05	0.10
Net income tax effect	(0.02)	(0.02)
Non-GAAP diluted earnings per share	$0.87	$1.19

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$13,165	$16,898
Amortization of intangibles	659	695
Gain on sale of businesses and assets	(3)	(590)
Gain on insurance	—	(64)
Stock-based compensation	470	941
Non-GAAP operating income	$14,291	$17,880

Reconciliation of GAAP operating margin to non-GAAP operating margin
Income from operations	17.8%	24.2%
Amortization of intangibles	0.9%	1.0%
Gain on sale of businesses and assets	0.0%	(0.8)%
Gain on insurance	0.0%	(0.1)%
Stock-based compensation	0.6%	1.3%
Non-GAAP operating margin	19.3%	25.6%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$13,633	$14,895
Less: Maintenance capital expenditures	983	1,864
Free cash flow	$12,650	$13,031

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended
	December 31, 2023	December 31, 2022
Revenues
Nightclubs	$61,033	$56,325
Bombshells	12,731	13,431
Other	143	212
	$73,907	$69,968

Income (loss) from operations
Nightclubs	$20,369	$22,740
Bombshells	86	1,847
Other	(196)	(185)
Corporate	(7,094)	(7,504)
	$13,165	$16,898

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended December 31, 2023
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$20,369	$86	$(196)	$(7,094)	$13,165
Amortization of intangibles	591	63	—	5	659
Gain on sale of businesses and assets	(1)	—	—	(2)	(3)
Stock-based compensation	—	—	—	470	470
Non-GAAP operating income (loss)	$20,959	$149	$(196)	$(6,621)	$14,291

GAAP operating margin	33.4%	0.7%	(137.1)%	(9.6)%	17.8%
Non-GAAP operating margin	34.3%	1.2%	(137.1)%	(9.0)%	19.3%

	For the Three Months Ended December 31, 2022
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$22,740	$1,847	$(185)	$(7,504)	$16,898
Amortization of intangibles	628	2	61	4	695
Gain on sale of businesses and assets	(569)	—	—	(21)	(590)
Gain on insurance	(48)	—	—	(16)	(64)
Stock-based compensation	—	—	—	941	941
Non-GAAP operating income (loss)	$22,751	$1,849	$(124)	$(6,596)	$17,880

GAAP operating margin	40.4%	13.8%	(87.3)%	(10.7)%	24.2%
Non-GAAP operating margin	40.4%	13.8%	(58.5)%	(9.4)%	25.6%

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,244	$10,271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,853	3,307
Gain on sale of businesses and assets	(3)	(686)
Amortization and writeoff of debt discount and issuance costs	163	144
Doubtful accounts expense on notes receivable	22	—
Gain on insurance	—	(64)
Noncash lease expense	762	719
Stock-based compensation expense	470	941
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	1,229	1,447
Inventories	(218)	(94)
Prepaid expenses, other current, and other assets	(9,029)	(7,208)
Accounts payable, accrued, and other liabilities	9,140	6,118
Net cash provided by operating activities	13,633	14,895
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	—	2,784
Proceeds from insurance	—	64
Proceeds from notes receivable	55	55
Payments for property and equipment and intangible assets	(5,135)	(12,553)
Acquisition of businesses, net of cash acquired	—	(4,000)
Net cash used in investing activities	(5,080)	(13,650)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	701	1,500
Payments on debt obligations	(6,352)	(3,361)
Purchase of treasury stock	(2,072)	(98)
Payment of dividends	(562)	(462)
Payment of loan origination costs	(136)	(96)
Share in return of investment by noncontrolling partner	—	(600)
Net cash used in financing activities	(8,421)	(3,117)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	132	(1,872)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	21,023	35,980
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,155	$34,108

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$21,155	$21,023	$34,108
Accounts receivable, net	8,617	9,846	6,016
Current portion of notes receivable	253	249	235
Inventories	4,630	4,412	4,051
Prepaid expenses and other current assets	10,985	1,943	8,611
Total current assets	45,640	37,473	53,021
Property and equipment, net	284,398	282,705	246,536
Operating lease right-of-use assets, net	34,169	34,931	36,329
Notes receivable, net of current portion	4,362	4,443	4,631
Goodwill	70,772	70,772	70,189
Intangibles, net	178,486	179,145	143,949
Other assets	1,388	1,415	1,503
Total assets	$619,215	$610,884	$556,158

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,254	$6,111	$5,182
Accrued liabilities	26,564	16,051	18,864
Current portion of debt obligations, net	19,789	22,843	13,291
Current portion of operating lease liabilities	3,037	2,977	2,850
Total current liabilities	54,644	47,982	40,187
Deferred tax liability, net	29,143	29,143	30,562
Debt, net of current portion and debt discount and issuance costs	214,324	216,908	197,943
Operating lease liabilities, net of current portion	34,392	35,175	35,270
Other long-term liabilities	328	352	386
Total liabilities	332,831	329,560	304,348

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	94	94	92
Additional paid-in capital	78,815	80,437	68,070
Retained earnings	207,714	201,050	183,726
Total RCIHH stockholders' equity	286,623	281,581	251,888
Noncontrolling interests	(239)	(257)	(78)
Total equity	286,384	281,324	251,810
Total liabilities and equity	$619,215	$610,884	$556,158